Exhibit 99.2

Manitex International to Present at the ROTH 23rd Annual OC Growth

Stock Conference

Leading Provider of Engineered Lifting Solutions Scheduled to Present

on March 14, 2011 at 3:30 PM P.T.

Bridgeview, IL, March 7, 2011 — Manitex International, Inc. (Nasdaq: MNTX), a leading provider of engineered lifting solutions including boom truck cranes, rough terrain forklifts and special mission oriented vehicles, announced today that David Langevin, Chairman and CEO, will present at the ROTH 23rd Annual OC Growth Stock Conference at 3:30 p.m. (PT), on March 14, 2011, Track 8. The conference will be held March 13-16, 2011 at The Ritz Carlton, 1 Ritz Carlton Drive, Dana Point, Calif. Manitex management will be available during the day on March 14 for one-on-one meetings. Please contact your Roth representative to schedule a meeting.

Mr. Langevin will discuss the Company’s operations and growth initiatives and its growing family of Manitex International products from its North American divisions, as well as products from its latest addition, Italian-based CVS Ferrari.

Investors and other interested parties may access the live presentation at http://www.wsw.com/webcast/roth24/mntx/.

About the ROTH 23rd Annual OC Growth Stock Conference

This annual three-day conference brings together executives from over 400 growth companies including 100 Chinese companies. This event is designed to provide investors with a unique opportunity to gain insight into small and mid-cap growth companies across a variety of sectors, including energy, software, technology, industrials, healthcare, media, consumer and retail. ROTH combines company presentations, Q&A sessions, expert panels and management one-on-one meetings to provide institutional clients with extensive interaction with senior management to gain in-depth insights into each company.

About Manitex International, Inc.

Manitex International, Inc. is a leading provider of engineered lifting solutions including cranes, rough terrain forklifts, indoor electric forklifts and special mission oriented vehicles, including parts support. Our Manitex subsidiary manufactures and markets a comprehensive line of boom trucks and sign cranes through a national and international dealership network. Our boom trucks and crane products are primarily used in industrial projects, energy exploration and infrastructure development, including roads, bridges, and commercial construction. Our Crane and Machinery division is a Chicago based distributor of cranes including Terex truck and rough terrain cranes, Fuchs material handlers and our own Manitex product line. Crane and Machinery provides after market service in its local market as well as being a leading distributor of OEM crane parts, supplying parts to customers throughout the United States and internationally. Our Manitex Liftking subsidiary is a provider of material handling equipment including the Noble straight-mast rough terrain forklift product line, Lowry high capacity cushion tired forklift and Schaeff electric indoor forklifts as well as specialized carriers, heavy material handling transporters and steel mill equipment. Manitex Liftking’s rough terrain forklifts are used in both commercial and military applications. In July 2009, we acquired through a stock purchase, Badger Equipment Company, a Winona, Minnesota-based manufacturer of specialized rough terrain cranes and material handling products and on December 31, 2009 we acquired the operating assets of Load King Trailers, an Elk Point, South Dakota manufacturer of specialized engineered trailers and hauling systems. In June 2010, we signed an agreement to operate on an exclusive rental basis, CVS Ferrari, located near Milan, Italy, which designs and manufacturers a range of reach stackers and associated lifting equipment for the global container handling market, sold through a broad dealer network.

Company Contact
Manitex International, Inc.	Hayden IR
David Langevin	Peter Seltzberg
Chairman and Chief Executive Officer	Investor Relations
(708) 237-2060	(646) 415-8972
djlangevin@manitexinternational.com	peter@haydenir.com

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